Exhibit 99.1

Analog Devices to Acquire Hittite Microwave Corporation

- ADI expands RF portfolio with acquisition of microwave and millimeter wave leader

- ADI reaffirms third quarter financial guidance

Norwood, Mass. & Chelmsford, Mass. — (06/09/2014) — Analog Devices, Inc. (NASDAQ:ADI), a global leader in high-performance semiconductors for signal processing applications, and Hittite Microwave Corporation (NASDAQ:HITT), an innovative designer and manufacturer of high performance integrated circuits, modules, subsystems and instrumentation for RF, microwave and millimeter wave applications, today announced that the two companies have entered into a definitive agreement whereby ADI will acquire Hittite for $78 per share in cash. The closing price of Hittite’s common stock on June 6, 2014 was $60.56 per share.

This agreement reflects a total enterprise value for Hittite of approximately $2 billion. ADI expects to fund the acquisition through a combination of cash on hand and short-term debt financing. The Boards of Directors of each company have approved the transaction, which is expected to close near the end of ADI’s third fiscal quarter of 2014, subject to regulatory approvals and other customary closing conditions.

The transaction is expected to be accretive to ADI’s non-GAAP earnings per share.

“Hittite’s strength in RF, microwave, and millimeter wave technology complements ADI’s RF and signal conversion expertise,” said Vincent Roche, ADI President and CEO. “Our combined capabilities will enable us to bring more complete solutions to our customers and address more of the industrial, communications infrastructure, and automotive markets.”

“We welcome the very talented Hittite team, as we together leverage our strong product portfolios and customer relationships to create greater value for all our stakeholders,” said Mr. Roche.

Rick D. Hess, President and Chief Executive Officer of Hittite added, “We are delighted to join forces with ADI, a premier company that shares Hittite’s passion for solving complex challenges for customers. I look forward to joining Analog Devices and I am confident our combined efforts will accelerate the course of innovation throughout cellular and microwave communications infrastructure, automotive, industrial instrumentation, aerospace and defense.”

ADI also reaffirmed financial guidance for its third quarter of fiscal year 2014, for revenue to increase in the range of 1% to 5%, and excluding any one-time items, for diluted earnings per share to be in the range of $0.60 to $0.64.

Credit Suisse acted as exclusive financial advisor to Analog Devices, and WilmerHale served as its legal advisor. Deutsche Bank acted as exclusive financial advisor to Hittite. Foley Hoag acted as legal advisor.

Conference Call Information

ADI and Hittite will host a joint conference call on June 9, 2014 at 8am ET to discuss the acquisition. Presentation slides accompanying the webcast are also accessible at investor.analog.com.

Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560 ten minutes before the call begins and provide the password “ADI”).

A replay of the call will be made available and may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 58177775, or by visiting investor.analog.com.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Hittite. At the time the tender offer is commenced, ADI will file with the Securities and Exchange Commission (“SEC”) and mail to Hittite’s stockholders a Tender Offer Statement and Hittite will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement in connection with the transaction. These documents will contain important information about ADI, Hittite, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available. Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by ADI and Hittite through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from ADI or Hittite by contacting ADI’s Director of Investor Relations at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062; telephone: 781-461-3282 or by contacting Hittite’s Chief Financial Officer at Hittite Microwave Corporation, 2 Elizabeth Drive Chelmsford, Massachusetts 01824; telephone: 978-250-3343.

Forward-Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected timetable for closing of the transaction between ADI and Hittite, the expected benefits and synergies of the transaction, including the effect of the transaction on ADI’s non-GAAP earnings, ADI’s expected product development and technical advances resulting from the transaction, the availability of debt financing for the transaction and ADI’s guidance for the remainder of its fiscal year 2014. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the transaction is subject to the tender of shares by Hittite stockholders representing at least a majority of the outstanding fully-diluted shares; the receipt of regulatory approvals, and other closing conditions, the non-satisfaction of which may delay or prevent the closing of the transaction; higher than expected or unexpected costs associated with or relating to the transaction; the expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; Hittite’s business may not be successfully integrated with ADI’s following the closing; and disruption from the transaction may adversely affect Hittite’s relationships with its customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both ADI’s and Hittite’s filings with the Securities and Exchange Commission, including the risk factors contained in each of ADI’s and Hittite’s most recent Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices’ common stock is included in the S&P 500 Index.

About Hittite

Hittite Microwave Corporation (HITT) designs and develops high performance integrated circuits, modules, and subsystems for technically demanding radio frequency (RF) microwave and millimeter wave applications. These applications include cellular, optical, and satellite communications, as well as medical and scientific imaging, industrial instrumentation, aerospace, and defense electronics. With almost 30 years of experience and innovation, Hittite has a deep knowledge of analog, digital and mixed-signal semiconductor technology, from the device level to the design and assembly of complete subsystems.

For more information:

ADI Investors:

Analog Devices, Inc.

Mr. Ali Husain, 781-461-3282

781-461-3491 (fax)

investor.relations@analog.com

or

ADI Press:

Analog Devices, Inc.

Mr. Bob Olson, 781-937-1666

bob.olson@analog.com

or

Hittite PR Contact:

Mr. Bill Boecke, Chief Financial Officer

bill.boecke@hittite.com